EXHIBIT 10.5

EXECUTION VERSION
THIS DOCUMENT WAS PREPARED UNDER
SUPERVISION OF NEW JERSEY COUNSEL,
AND AFTER RECORDING SHOULD
BE RETURNED TO:
Heather E. Moulder
Greenberg Traurig, LLP
2200 Ross Avenue
Suite 5200
Dallas, Texas 75201

Lot 8 in Block 9000 of the Tax Map of
Old Bridge, Middlesex County, New Jersey

[SPACE ABOVE LINE FOR RECORDER'S USE ONLY]
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

Mortgagor's Organizational Identification Number:  2178484
This MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this "Mortgage"), is made as of the 28th day of December, 2016 and intended to be effective as of December 28, 2016, by BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (herein referred to as "Mortgagor"), whose address is One Jake Brown Road, Old Bridge, New Jersey 08857 to STERLING NATIONAL BANK, a national banking association ("Administrative Agent"), whose address is 8401 North Central Expressway, Suite 600, Dallas, Texas 75225, as Administrative Agent for the benefit of itself and the other Lender Parties (as hereinafter defined).

RECITALS
A. Administrative Agent and the other Lender Parties have made available to Mortgagor and certain subsidiaries of Mortgagor (Mortgagor and such subsidiaries herein collectively called "Borrowers") a revolving line of credit in an aggregate principal amount of $5,000,000, and have made a term loan to Borrowers in an aggregate principal amount of $3,500,000 (collectively, the "Loan"), as evidenced by that certain Loan and Security Agreement dated of even date herewith (as modified, amended, renewed, restated or supplemented from time to time, the "Loan Agreement"), by and among Borrowers, one or more affiliates of Mortgagor, Administrative Agent, and the Lenders (herein so called) now or hereafter made a party to the Loan Agreement (Administrative Agent and Lenders, together with their respective successors and assigns, are herein called the "Lender Parties").

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B. This Mortgage is given to secure the Loan and the Loan Agreement and shall secure not only presently existing indebtedness pursuant to the Loan Agreement, but also all future indebtedness pursuant to the Loan Agreement, whether such indebtedness is obligatory or to be made at the option of Administrative Agent and the Lender Parties, or otherwise, to the same extent as if such indebtedness was made on the date of the execution of the Mortgage, although there may be no indebtedness due at the time of execution of the Mortgage.  The lien of the Mortgage shall be valid as to all obligations of Mortgagor and the other Borrowers under the Loan Agreement, including future advances, from the time it is placed of record in Middlesex County, New Jersey.  The total amount of such obligations may increase or decrease from time to time, as provided in the Loan Agreement, and any disbursements which Administrative Agent or the other Lender Parties may make under the Loan Agreement, or any other document with respect to the Mortgage (e.g., for payment of taxes, insurance premiums or other advances to protect the liens and security interests, as permitted by the Mortgage) shall be additional obligations secured by this Mortgage.
C. In connection with and pursuant to the terms of the Loan Agreement, and intending to be legally bound hereby, Mortgagor hereby executes and delivers this Mortgage to Administrative Agent, for the ratable benefit of the Lender Parties.

ARTICLE 1
Definitions; Granting Clauses; Secured Indebtedness
Section 1.1. Principal Secured.  This Mortgage secures the aggregate principal amount of Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000.00), plus such additional amounts as Administrative Agent and the other Lender Parties may from time to time advance pursuant to the terms and conditions of the Loan Agreement and this Mortgage, with respect to an obligation secured by a lien or encumbrance prior to the lien of this Mortgage or for the protection of the lien of this Mortgage, together with interest thereon.  This Mortgage secures future advances and shall have lien priority in accordance with New Jersey Statutes Annotated ("N.J.S.A."), Section 46:9-8.2, all as more particularly set forth in Section 6.26 of this Mortgage.
Section 1.2. Definitions.
(a) In addition to other terms defined herein, each of the following terms shall have the meaning assigned to it, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders (all capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement):
"Administrative Agent" means Sterling National Bank, a national banking association, whose address is 8401 North Central Expressway, Suite 600, Dallas, Texas 75225, together with its successors and assigns in such capacity, each acting hereunder on behalf of the other Lender Parties.

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"Debtor Relief Law" means any federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or any similar law affecting the right of creditors.
"Environmental Indemnity" means that certain Environmental Indemnity Agreement executed by Mortgagor to Administrative Agent for the benefit of the Lender Parties.
"Loan" has the meaning set forth in the Recitals above.
"Maturity Date" means December 28, 2019, as the same may be extended pursuant to the terms of the Loan Agreement.
 "Mortgagor" means Blonder Tongue Laboratories, Inc., a Delaware corporation, whose address is One Jake Brown Road, Old Bridge, New Jersey 08857, and its permitted successors and assigns.
 "UCC" means the Uniform Commercial Code of the State of New Jersey, as amended from time to time.
(b) Any term used or defined in the UCC, as in effect from time to time, and not otherwise defined in this Mortgage has the meaning given to the term in the UCC, as in effect from time to time, when used in this Mortgage.  Any other term used but not defined herein shall have the meaning given to such term in the Loan Agreement.
Section 1.3. Granting Clause.  In consideration of the provisions of this Mortgage and the sum of TEN DOLLARS ($10.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Mortgagor, Mortgagor does hereby MORTGAGE, GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN, SET OVER and CONFIRM to Administrative Agent as mortgagee, and its successors and assigns forever, with GENERAL WARRANTY all of the following:  all estate, right, title and interest which Mortgagor now has or may hereafter acquire in and to the following Premises (as defined below), Accessories (as defined below) and other rights, interests and properties described herein, and all rights, estates, powers and privileges appurtenant thereto  (collectively, the "Property"):
(a) Mortgagor's right, title and interest in and to the real property described in Exhibit A which is attached hereto and incorporated herein by reference (the "Land") together with (i) any and all buildings, structures, improvements, alterations or appurtenances now or hereafter situated or to be situated on the Land (collectively the "Improvements"); (ii) all rights, estates, powers, privileges and interests of whatever kind or character appurtenant or incident to the foregoing; and (iii) all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to (1) all common area and other use rights, tenements, hereditaments, streets, roads, alleys, easements, rights‑of‑way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining or appurtenant to any of the Land or the Improvements; (2) any strips or gores between the Land and abutting or adjacent properties; and (3) all options to purchase the Land or the Improvements or any portion thereof or interest therein, and any greater estate in the Land or the Improvements; and (4) all water and water rights or shares of stock evidencing water rights, timber, crops and mineral interests on or pertaining to the Land (the Land, Improvements and other rights, titles and interests referred to in this clause (a) being herein sometimes collectively called the "Premises");

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(b) all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies, and articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Mortgagor, which are now or hereafter attached to or situated in, on or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation of the Land or the Improvements, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing (the properties referred to in this clause (b) being herein sometimes collectively called the "Accessories," all of which are hereby declared to be permanent accessions to the Land);
(c) all (i) plans and specifications for the Improvements; (ii) Mortgagor's rights, but not liability for any breach by Mortgagor, under all commitments, insurance policies (or additional or supplemental coverage related thereto, including  from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government sponsored program or entity), contracts and agreements for the design, construction, operation or inspection of the Improvements and other contracts and general intangibles (including but not limited to payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Premises or the Accessories or the operation thereof; (iii) deposits and deposit accounts arising from or related to any transactions related to the Premises or the Accessories (including but not limited to Mortgagor's rights in deposits with respect to utility services to the Premises, and any deposits, deposit accounts or reserves hereunder or under any other Loan Documents (hereinafter defined) for taxes, insurance or otherwise), rebates or refunds of impact fees or other taxes, assessments or charges, money, accounts, instruments, documents, promissory notes and chattel paper (whether tangible or electronic) arising from or by virtue of any transactions related to the Premises or the Accessories, and any securities account or deposit account (including, without limitation, reserve accounts and escrow accounts) from which Mortgagor may from time to time authorize Administrative Agent to debit and/or credit payments due with respect to the Loan; (iv) permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Premises or the Accessories; (v) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Premises and the Accessories (without derogation of Article 3 hereof); (vi) as-extracted collateral produced from or allocated to the Land including, without limitation, oil, gas and other hydrocarbons and other minerals and all products processed or obtained therefrom, and the proceeds thereof; and (vii) engineering, accounting, title, legal, and other technical or business data concerning the Property, including software, which are in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest;

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(d) all (i) accounts and proceeds (cash or non-cash and including payment intangibles) of or arising from the properties, rights, titles and interests referred to above in this Section 1.3, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance (or additional or supplemental coverage related thereto, including  from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government sponsored program or entity) relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto, including change of grade of streets, curb cuts or other rights of access, by condemnation, eminent domain or transfer in lieu thereof for public or quasi‑public use under any law, and proceeds arising out of any damage thereto; (ii) all letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) Mortgagor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; (iii) all commercial tort claims Mortgagor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; and (iv) other interests of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Section 1.3 and all property used or useful in connection therewith, including but not limited to rights of ingress and egress and remainders, reversions and reversionary rights or interests; and if the estate of Mortgagor in any of the property referred to above in this Section 1.3 is a leasehold estate, this conveyance shall include, and the lien and security interest created hereby shall encumber and extend to, all other or additional title, estates, interests or rights which are now owned or may hereafter be acquired by Mortgagor in or to the property demised under the lease creating the leasehold estate;
TO HAVE AND TO HOLD the foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (herein collectively called the "Property"), unto Administrative Agent, and to its successors and assigns, forever, subject to the terms, provisions and conditions herein set forth, to secure the Secured Indebtedness (as hereinafter defined).
Section 1.4. Security Interest.  Mortgagor hereby grants to Administrative Agent a security interest in all of the Property which constitutes personal property or fixtures to the extent the same does not constitute Excluded Property, all proceeds and products thereof, and all supporting obligations ancillary to or arising in any way in connection therewith (herein sometimes collectively called the "Collateral") to secure the obligations of Mortgagor under the Loan Agreement and all other indebtedness and matters defined as Secured Indebtedness in Section 1.5 of this Mortgage.  In addition to its rights hereunder or otherwise, Administrative Agent shall have all of the rights of a secured party under the UCC, as in effect from time to time, or under the Uniform Commercial Code in force, from time to time, in any other state to the extent the same is applicable law.

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Section 1.5. Secured Indebtedness, Loan Documents, Other Obligations.  This Mortgage is made to secure and enforce the payment and performance of the following obligations, indebtedness, duties and liabilities, and all renewals, extensions, supplements, increases, and modifications thereof in whole or in part from time to time (collectively the "Secured Indebtedness"): all indebtedness, liabilities, duties, covenants, promises and other obligations, whether joint or several, direct or indirect, fixed or contingent (other than contingent indemnification obligations to the extent that no claim giving rise thereto has been asserted), liquidated or unliquidated, and the cost of collection of all such amounts, now or hereafter incurred or arising under or pursuant to the Loan Agreement, this Mortgage, or any other document, instrument or agreement now or hereafter evidencing, governing, guaranteeing, or securing the Loan or otherwise executed by Mortgagor, any other Borrower or any other Credit Party, for the benefit of any of the Lender Parties in connection with the Loan, including but not limited to the Loan Agreement, this Mortgage, and the Environmental Indemnity, as they or any of them may have been or may be from time to time renewed, extended, supplemented, increased or modified, being herein sometimes collectively called the "Loan Documents").
ARTICLE 2
Representations, Warranties and Covenants
Section 2.1. Mortgagor represents, warrants, and covenants as follows (with respect to representations and warranties, except as otherwise disclosed to Administrative Agent in writing):
(a) (a) Payment and Performance.  Mortgagor will make due and punctual payment of the Secured Indebtedness.  Mortgagor will timely and properly perform and comply with all of the covenants, agreements, and conditions imposed upon it by this Mortgage and the other Loan Documents and will not permit a Default or Event of Default to occur hereunder or thereunder.
(b) Title and Permitted Encumbrances.  Mortgagor has, in Mortgagor's own right, and Mortgagor covenants to maintain, lawful, good and indefeasible title to the Property, is lawfully seized and possessed of the Property and every part thereof, and has the right to convey the same, free and clear of all Liens other than Permitted Liens.  Mortgagor will warrant generally and forever defend title to the Property, subject as aforesaid, to Administrative Agent and its successors or substitutes and assigns, against the claims and demands of all persons claiming or to claim the same or any part thereof other than holders of Permitted Liens.  Mortgagor will, prior to delinquency, punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Lien and will not modify or permit modification of any Permitted Lien without the prior written consent of Administrative Agent (unless, as modified, the same continue to constitute Permitted Liens).  Inclusion of any matter as a Permitted Lien does not constitute approval or waiver by Administrative Agent of any existing or future violation or other breach thereof by Mortgagor, by the Property or otherwise.  If any right or interest of Administrative Agent in the Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, Administrative Agent (whether or not named as a party to legal proceedings with respect thereto), is hereby authorized and empowered to take such steps as in its Permitted Discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Administrative Agent, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims.  All expenditures so made of every kind and character shall be a demand obligation (which obligation Mortgagor hereby promises to pay), and the party (Administrative Agent) making such expenditures shall be subrogated to all rights of the person receiving such payment.

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(c) Taxes and Other Impositions.  Subject to Section 7.10 of the Loan Agreement, Mortgagor will pay, or cause to be paid, all taxes, assessments and other charges or levies imposed upon or against or with respect to the Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, prior to delinquency, including but not limited to all real estate taxes assessed against the Property or any part thereof; and shall deliver to Administrative Agent, within fifteen (15) days after request by Administrative Agent, such evidence of the payment thereof as Administrative Agent may require.
(d) Insurance.  Mortgagor shall obtain and maintain at Mortgagor's sole expense: (1) property insurance with respect to all insurable Property, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in Special Form (also known as "all‑risk") coverage and against such other insurable hazards as Administrative Agent may require, in an amount not less than 100% of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent Mortgagor and Administrative Agent from becoming a coinsurer, such insurance to be in "builder's risk" completed value(non‑reporting) form during and with respect to any construction on the Premises; (2) if and to the extent any portion of the Improvements is, located totally or partially in (A) an area identified as an area having special flood hazards on the currently effective Flood Insurance Rate Map or Flood Hazard Boundary Map published by the Federal Insurance Administration and/or Federal Emergency Management Administration, (b) a community affected by the Coastal Barrier Resource Act (COBRA), or (c) an area which has been designated as a flood plain under the provisions of the Flood Hazard Area Control Act, N.J.S.A. 58:16A-50 et seq., a flood insurance policy in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and the Flood Disaster Protection Act of 1973, as such requirements may from time to time be in effect; (3) general liability insurance, on an "occurrence" basis against claims for "personal injury" liability, including bodily injury, death or property damage liability, for the benefit of Mortgagor as named insured and Administrative Agent as additional insured; (4) statutory workers' compensation

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insurance with respect to any work on or about the Premises (including employer's liability insurance, if required by Administrative Agent), covering all employees of Mortgagor and any contractor; (5) if there is a general contractor, commercial general liability insurance, including products and completed operations coverage, and in other respects similar to that described in clause (3) above, for the benefit of the general contractor as named insured and Mortgagor and Administrative Agent as additional insureds, in addition to statutory workers' compensation insurance with respect to any work on or about the Premises (including employer's liability insurance, if required by Administrative Agent), covering all employees of the general contractor and any contractor; and (6) such other insurance on the Property and endorsements as may from time to time be reasonably required by Administrative Agent and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements.  All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, limits and retentions, and in forms reasonably satisfactory to Administrative Agent, and shall require not less than ten (10) days' prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than thirty (30) days' prior written notice to Administrative Agent of any other cancellation or any change of coverage. All insurance companies must be licensed to do business in the state in which the Property is located and must have an A. M. Best Company financial and performance ratings of A-:IX or better.  All insurance policies maintained, or caused to be maintained, by Mortgagor with respect to the Property, except for general liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Mortgagor or Administrative Agent and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.  If any insurer which has issued a policy of title, hazard, liability or other insurance required pursuant to this Mortgage or any other Loan Document becomes insolvent or the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law, or if in Administrative Agent's reasonable opinion the financial responsibility of such insurer is or becomes inadequate, Mortgagor shall, in each instance promptly upon its discovery thereof or upon the request of Administrative Agent therefor, and at Mortgagor's expense, promptly obtain and deliver to Administrative Agent a like policy (or, if and to the extent permitted by Administrative Agent, acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Mortgage or such other Loan Document, as the case may be.  Without limiting the discretion of Administrative Agent with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Property shall contain a standard mortgagee clause (without contribution) naming Administrative Agent as mortgagee with loss proceeds payable to Administrative Agent notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named or additional

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insured; (ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Administrative Agent under the Loan Documents; or (iv) any change in title to or ownership of the Property or any portion thereof, such proceeds to be held for application as provided in the Loan Documents.  Certificates (or other evidence) of each initial insurance policy shall be delivered to Administrative Agent at the time of execution of this Mortgage, with all premiums fully paid current, and each renewal or substitute policy (or evidence of insurance) shall be delivered to Administrative Agent, with all premiums fully paid current, at least ten (10) days before the termination of the policy it renews or replaces.  Mortgagor shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Administrative Agent evidence satisfactory to Administrative Agent of the timely payment thereof.  If any loss occurs at any time when Mortgagor has failed to perform Mortgagor's covenants and agreements in this paragraph with respect to any insurance payable because of loss sustained to any part of the Property, whether or not such insurance is required by Administrative Agent, Administrative Agent shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Mortgagor, to the same extent as if it had been made payable to Administrative Agent.  Upon any foreclosure hereof or transfer of title to the Property in extinguishment of the whole or any part of the Secured Indebtedness, all of Mortgagor's right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies.  Administrative Agent shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Property regardless of whether or not such insurance policies are required by Administrative Agent, and the expenses incurred by Administrative Agent in the adjustment and collection of insurance proceeds shall be a part of the Secured Indebtedness and shall be due and payable to Administrative Agent on demand.  Administrative Agent shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Mortgagor.  Subject to Section 8.11 of the Loan Agreement, any such proceeds received by Administrative Agent shall, after deduction therefrom of all reasonable and documented expenses actually incurred by Administrative Agent, including reasonable and documented attorneys' fees, at Administrative Agent's option be (1) released to Mortgagor, or (2) applied (upon compliance with such terms and conditions as may be required by Administrative Agent) to repair or restoration, either partly or entirely, of the Property so damaged, or (3) applied to the payment of the Secured Indebtedness in such order and manner as Administrative Agent, in its sole discretion, may elect, whether or not due.  In any event, the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused.  Mortgagor shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property.

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(e) Reserve for Insurance, Taxes and Assessments.  Upon the request of Administrative Agent following the occurrence of an Event of Default (as defined below) which is then continuing, to secure the payment and performance of the Secured Indebtedness, but not in lieu of such payment and performance, Mortgagor will deposit with Administrative Agent a sum equal to real estate taxes, assessments and charges (which charges for the purposes of this paragraph shall include without limitation any recurring charge which could result in a lien against the Property) against the Property for the current year and the premiums for such policies of insurance for the current year, all as estimated by Administrative Agent and prorated to the end of the calendar month following the month during which Administrative Agent's request is made, and thereafter will deposit with Administrative Agent, on each date when an installment of principal and/or interest is as required in the Loan Agreement, sufficient funds (as estimated from time to time by Administrative Agent) to permit Administrative Agent to pay at least fifteen (15) days prior to the due date thereof, the next maturing real estate taxes, assessments and charges and premiums for such policies of insurance.  Administrative Agent shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments.  To the extent permitted by Applicable Law, any excess over the amounts required for such purposes shall be held by Administrative Agent for future use, applied to any Secured Indebtedness or refunded to Mortgagor, at Administrative Agent's option, and any deficiency in such funds so deposited shall be made up by Mortgagor upon demand of Administrative Agent.  All such funds so deposited shall bear no interest, may be comingled with the general funds of Administrative Agent and shall be applied by Administrative Agent toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Administrative Agent by Mortgagor (which statements shall be presented by Mortgagor to Administrative Agent a reasonable time before the applicable amount is due); provided, however, that, if an Event of Default shall have occurred hereunder, such funds may at Administrative Agent's option be applied to the payment of the Secured Indebtedness in the order determined by Administrative Agent in its sole discretion, and that Administrative Agent may (but shall have no obligation) at any time, in its discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto.  The conveyance or transfer of Mortgagor's interest in the Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Mortgagor's interest in and rights to such funds held by Administrative Agent under this paragraph but subject to the rights of Administrative Agent hereunder.
(f) Condemnation.  Mortgagor shall notify Administrative Agent immediately upon obtaining knowledge thereof, of any threatened or pending proceeding for condemnation affecting the Property or arising out of damage to the Property, and Mortgagor shall, at Mortgagor's expense, diligently prosecute any such proceedings.  Administrative Agent shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice.  Administrative Agent shall be entitled to receive all sums which may be awarded or become payable to Mortgagor for the condemnation of the Property, or any part thereof, for public or quasi‑public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Mortgagor for injury or damage to the Property.  Mortgagor shall, promptly upon request of Administrative Agent, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Administrative Agent to collect and receipt for any such sums.  All such sums are hereby assigned to Administrative Agent, and shall, after deduction therefrom of all reasonable expenses actually incurred by Administrative Agent, including reasonable and documented attorneys' fees, at Administrative Agent's option be (1) released to Mortgagor, or (2) applied (upon compliance with such terms and conditions as may be required by Administrative Agent) to repair or restoration of the Property so affected, or (3) applied to the payment of the Secured Indebtedness in such order and manner as provided in Section 4.7 of the Loan Agreement, whether or not due.  In any event the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused.  Administrative Agent shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Mortgagor.  Administrative Agent is hereby authorized, in the name of Mortgagor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree.  All costs and expenses (including but not limited to attorneys' fees) incurred by Administrative Agent in connection with any condemnation shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Administrative Agent pursuant to this Mortgage.

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(g) Compliance with Legal Requirements.  The Mortgagor, the Property and the use, operation and maintenance thereof and all activities thereon do and shall at all times comply with the terms, conditions, covenants, representations and warranties of the Loan Agreement and, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect, all applicable Legal Requirements (hereinafter defined).  The Property is not, and shall not be, dependent on any other property or premises or any interest therein other than the Property to fulfill any requirement of any Legal Requirement.  Mortgagor shall not, by act or omission, permit any building or other improvement not subject to the lien of this Mortgage to rely on the Property or any interest therein to fulfill any requirement of any Legal Requirement.  No improvement upon or use of any part of the Property constitutes a nonconforming use under any zoning law or similar law or ordinance.  Mortgagor has obtained and shall preserve in force all requisite zoning, utility, building, health, environmental and operating permits, including, without limitation, certificates of occupancy (if required), from the governmental authorities having jurisdiction over the Property.  The absence of or failure to obtain and maintain any certificate of occupancy does not constitute a violation of any Applicable Law to the extent that any such violation would reasonably be expected to have a Material Adverse Effect.
If Mortgagor receives a notice or claim from any person that the Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Legal Requirement, Mortgagor will promptly furnish a copy of such notice or claim to Administrative Agent.  Mortgagor has received no notice and has no knowledge of any such noncompliance.  As used in this Mortgage, the term "Legal Requirement" means any Applicable Law, and any other agreement, covenant, restriction, easement or condition (including, without limitation of the foregoing, any condition or requirement imposed by any insurance or surety company), as any of the same now exists or may be changed or amended or come into effect in the future.

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(h) Maintenance, Repair and Restoration.  Mortgagor will keep the Property in good working order and repair, operating condition and appearance, ordinary wear and tear excepted, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Property to be misused, abused or wasted or to deteriorate.  Notwithstanding the foregoing, Mortgagor will not, without the prior written consent of Administrative Agent or as otherwise expressly permitted in the Loan Agreement, (i) remove from the Property any fixtures or personal property covered by this Mortgage except such as is replaced by Mortgagor by an article of equal suitability and value, owned by Mortgagor, free and clear of any lien or security interest (except that created by this Mortgage and Permitted Liens), or (ii) make any structural alteration to the Property or any other alteration thereto which materially impairs the value thereof.  If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Property, Mortgagor shall give prompt notice thereof to Administrative Agent and Mortgagor shall promptly, at Mortgagor's sole cost and expense and regardless of whether insurance or condemnation proceeds (if any) shall be available or sufficient for the purpose, secure the Property as necessary and commence and continue diligently to completion to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction.
(i) No Other Liens.  Mortgagor will not, without the prior written consent of Administrative Agent, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any Lien against or covering the Property, or any part thereof, other than the Permitted Liens, regardless of whether the same are expressly or otherwise subordinate to the Lien created by this Mortgage, and should any Lien (other than Permitted Liens) become attached hereafter in any manner to any part of the Property without the prior written consent of Administrative Agent, Mortgagor will cause the same to be promptly discharged and released.  Mortgagor will own all parts of the Property and, except as permitted under the Loan Agreement, will not acquire any fixtures, equipment or other property (including software embedded therein) forming a part of the Property pursuant to a lease, license, security agreement or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of Administrative Agent.
(j) Further Assurances.  Mortgagor will, within a reasonable period of time following  request of Administrative Agent, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Mortgage or any other Loan Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further mortgages, deeds of trust, security agreements, and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property) or as deemed advisable by Administrative Agent in its commercially reasonable judgment to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) use best efforts to provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Administrative Agent to enable Administrative Agent to comply with the requirements or requests of any agency having jurisdiction over Administrative Agent or any examiners of such agencies with respect to the Secured Indebtedness, Mortgagor or the Property.  Mortgagor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Administrative Agent pursuant to this Mortgage.

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(k) Indemnification.
(i) Mortgagor will indemnify and hold harmless the Lender Parties from and against, and reimburse them on demand for, any and all Indemnified Matters (hereinafter defined).  For purposes of this subparagraph (i), the term "Administrative Agent" shall include Administrative Agent and any persons owned or controlled by, owning or controlling, or under common control or affiliated with Administrative Agent and the directors, officers, partners, employees, attorneys, agents and representatives of each of them.  WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON.  HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PERSON TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON OR TO THE EXTENT THAT SUCH MATTERS FIRST AROSE SOLELY AFTER ADMINISTRATIVE AGENT ASSUMED EXCLUSIVE POSSESSION OR OWNERSHIP OF THE PROPERTY.  Any amount to be paid under this paragraph (k) by Mortgagor to the Lender Parties shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to the Lender Parties pursuant to this Mortgage.  Upon demand by Administrative Agent, Mortgagor shall diligently defend any Indemnified Matter which affects the Property or is made or commenced against the Lender Parties, whether alone or together with Mortgagor or any other person, all at Mortgagor's own cost and expense and by counsel to be approved by Administrative Agent in the exercise of its Permitted Discretion.  In the alternative, at any time Administrative Agent may elect to conduct its own defense through counsel selected by Administrative Agent and at the cost and expense of Mortgagor.  Nothing in this paragraph, elsewhere in this Mortgage or in any other Loan Document shall limit or impair any rights or remedies of the Lender Parties (including without limitation any rights of contribution or indemnification) against Mortgagor or any other person under any other provision of this Mortgage, any other Loan Document, any other agreement or any applicable Legal Requirement.

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(ii) For purposes of this subparagraph (ii), the term "Lender Parties" shall include the Lender Parties and the directors, officers, partners, employees and agents of each of the Lender Parties, respectively, and any persons owned or controlled by, owning or controlling, or under common control or affiliated with the Lender Parties, respectively.  As used herein, the term "Indemnified Matters" means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including without limitation, reasonable and documented fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately withdrawn or defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by any of the Lender Parties at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Property or with this Mortgage or any other Loan Document, including but not limited to any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever at any time on or before the Release Date (hereinafter defined), any act performed or omitted to be performed hereunder or under any other Loan Document, any breach by Mortgagor of any representation, warranty, covenant, agreement or condition contained in this Mortgage or in any other Loan Document, any Default or Event of Default as defined herein, and any claim under or with respect to any Lease; provided, however, for the avoidance of doubt, "Indemnified Matters" shall not include any of the foregoing to the extent the same arises or results from the gross negligence or willful misconduct of any Lender Party.  The term "Release Date" as used herein means the earlier of the following two dates:  (i) the date on which the Secured Indebtedness (other than contingent indemnification claims) has been paid and performed in full and the commitment of the Lender to make Loans under the Loan Agreement has been terminated; or (ii) the date on which the lien of the Mortgage is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Property has been given to and accepted by the purchaser or grantee free of occupancy and claims to occupancy by Mortgagor and their heirs, devisees, representatives, successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.  The indemnities in this paragraph (k) shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, the repayment of the Secured Indebtedness, the discharge and release of this Mortgage and the other Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

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(l) Operation of Property.  Mortgagor will operate the Property in a good and workmanlike manner and in accordance in all material respects with all Legal Requirements and, subject to Section 8.12 of the Loan Agreement, will pay all fees or charges of any kind in connection therewith.  Mortgagor will keep the Property occupied so as not to impair the insurance carried thereon.  Mortgagor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Property in any manner which violates in any material respect any Legal Requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.  Mortgagor will not initiate or consent to any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirement.  Mortgagor will not impose any easement, restrictive covenant or encumbrance upon the Property, execute or file any subdivision plat or condominium declaration affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Administrative Agent and except for Permitted Liens.  Mortgagor will not do or suffer to be done any act whereby the value of any part of the Property may be lessened in any material respect (it being understood and agreed that this covenant shall not include general market fluctuations).  Mortgagor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Property.  Without the prior written consent of Administrative Agent, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.  Mortgagor will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment (including software embedded therein) and all debts and charges for utilities servicing the Property) incurred in the construction, maintenance, operation and development of the Property to be promptly paid.
(m) Environmental Issues.  The Mortgagor hereby further represents, warrants, and covenants that, except as expressly disclosed in that certain Phase I Environmental Site Assessment dated November 21, 2016, prepared by Pennoni Associates Inc.:
(i) None of the real property owned and/or occupied by the Mortgagor and located in the State of New Jersey, including, without limitation, the Property, has ever been used by previous owners and/or operators of such real property to refine, produce, store, handle, transfer, process or transport "Hazardous Substances" or "Hazardous Wastes" (as such terms are defined in the Applicable Environmental Laws) unless in de minimis quantities in compliance with Applicable Environmental Laws and the Mortgagor has not used in the past, nor does the Mortgagor intend to use in the future, any such real property, including, without limitation, the Property, for the purposes of refining, producing, storing, handling, transferring, processing, or transporting said Hazardous Substances or Hazardous Wastes other than in de minimis quantities in compliance with Applicable Environmental Laws.

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(ii) None of the real property owned and/or occupied by the Mortgagor and located in the State of New Jersey, including, without limitation, the Property, has been or is now being used as a "Major Facility" (as such term is defined in N.J.S.A. 58:10-23.11b(l)), and none of said real property, including, but not limited to, the Property, will be used in the future as a Major Facility.
(iii) Should the Mortgagor, any tenant of the Property or any other Person cause or permit any intentional or unintentional action or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Waste into the waters or onto the lands in the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air, or other resources owned, managed or held in trust or otherwise controlled by the State of New Jersey, without having obtained a permit issued by the appropriate governmental authorities, the Mortgagor shall promptly clean up such spill, leak, etc., in accordance with Applicable Environmental Laws.
(iv) No lien has been attached to any revenues or any real or any personal property owned by the Mortgagor and located in the State of New Jersey, including, without limitation, the Property, as a result of the administrator of the New Jersey Spill Compensation Fund expending monies from said fund to pay for "Damages" (as such term is defined in N.J.S.A. 58:10-23.11g) and/or "Clean up and Removal Costs" (as such term is defined in N.J.S.A. 58:10-23.11b (d)), arising from an intentional or unintentional action or omission by the Mortgagor or any previous owner and/or operator of said real property resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes into the waters of the State of New Jersey or onto land from which it might flow or drain into said waters or into waters outside the jurisdiction of the State of New Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.
(v) If applicable, the Mortgagor has furnished the New Jersey Department of Environmental Protection with all the information required by N.J.S.A. 58:10-23.11d with respect to the Property and any other real property owned and/or operated by the Mortgagor and located in the State of New Jersey which is used as a Major Facility.
(vi) The Mortgagor is not in receipt of any summons, citation, directive, letter, or other communication, written or oral, from the New Jersey Department of Environmental Protection concerning any intentional or unintentional action or omission on the Mortgagor's part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the land, waters, fish, shellfish, wildlife, biota, air, and/or other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey, which has not been withdrawn or complied with.

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(vii) In connection with any purchase of the Property or any other real property acquired by the Mortgagor on or after January 1, 1984, to the best of the Mortgagor's knowledge, the Mortgagor required that the seller of said real property, including the Property, comply with the applicable provisions of the New Jersey Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, (N.J.S.A. 13:1K-6 et seq.), as amended, and the seller did comply therewith.
(viii) The Mortgagor shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, a releasing, spilling, leaking, pumping, emitting, pouring, emptying, or dumping of a Hazardous Substance or Hazardous Waste into waters of the State of New Jersey or onto the lands from which it might flow or drain into said waters, or into waters outside the jurisdiction of the State of New Jersey where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air, and/or other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey, unless said release, spill, leak, etc., is pursuant to and in compliance with the conditions of a permit issued by the appropriate Federal or state governmental authorities.
(ix) So long as the Mortgagor shall own or operate any real property located in the State of New Jersey which is used as a Major Facility, the Mortgagor shall duly file or cause to be duly filed with the Director or the Division of Taxation in the New Jersey Department of the Treasury, a tax report or return and shall pay or make provision in accordance with and pursuant to N.J.S.A. 58:10-23.11h.
(x) In the event that there shall be filed a lien against the Property by the New Jersey Department of Environmental Protection pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11(f), as a result of the administrator of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for "Damages" (as such term is defined in N.J.S.A. 58:10-23.11g), and/or "Cleanup and Removal Costs" (as such term is defined in N.J.S.A. 58:10-23.11b(d)), arising from an intentional or unintentional action or omission of the Mortgagor, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes into the waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, the Mortgagor shall, within forty-five (45) days from the date that any Mortgagor is given notice that the lien has been placed against the Property or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Property to be sold pursuant to the lien, either (a) pay the claim and remove the lien from the Property or (b) furnish (1) a bond reasonably satisfactory to First American Title Insurance Company and the Administrative Agent in the amount of the claim out of which the lien arises, (2) a cash deposit in the amount of the claim out of which the lien arises, or (3) other security reasonably satisfactory to the Administrative Agent in an amount sufficient to discharge the claim out of which the lien arises.

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(xi) The Mortgagor hereby agrees that in the event the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) become applicable to all or any portion of the Property subsequent to the date hereof, the Mortgagor shall give prompt written notice thereof to the Administrative Agent and shall take prompt requisite action to insure full compliance with the Act.
(xii) Should the Mortgagor cause or permit any intentional or unintentional action or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, or dumping of Hazardous Substances or Hazardous Wastes into the waters or onto the lands in the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air, and/or other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey, without having obtained a permit issued by the appropriate governmental authorities, the Mortgagor shall promptly clean up such spill, leak, etc. in accordance with the provisions of the New Jersey Spill Compensation and Control Act.
(xiii) Subject to the terms and conditions of the Environmental Indemnity, the Mortgagor hereby agrees that the Administrative Agent shall have the right to conduct or have conducted by its agents or contractors, such environmental inspections as the Administrative Agent shall deem necessary or advisable from time to time, if the Administrative Agent, in good faith, has reason to believe that a discharge may have occurred, at the sole cost and expense of the Mortgagor.  The Mortgagor shall, and shall cause each tenant of the Property, if any, to, cooperate with such inspection efforts; such cooperation shall include, without limitation, supplying such information concerning the operations conducted, and Hazardous Substances or Hazardous Wastes located at the Property.
(xiv) No lien has been attached to any real property owned by the Mortgagor and located within the State of New Jersey, including, without limitation, the Property, as a result of the Administrator of the United States Environmental Protection Agency expending monies from the Hazardous Substance Superfund for "Damages" and/or "Response Costs" (as such terms are defined and described in 42 U.S.C. §9607(a)), arising from an intentional or unintentional action or omission of the Mortgagor resulting in any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Substances or Hazardous Wastes into the navigable waters, the waters of the contiguous zone, or the ocean waters of which the natural resources are under the exclusive managing authority of the United States under the Magnuson Fishery Conservation and Management Act (16 U.S.C. §1801 et seq.), or any other surface water, ground water, drinking water supply, land surface or subsurface strata, or ambient air within the United States or under the jurisdiction of the United States when damage may have resulted to the land, fish, wildlife, biota, air, water, ground water, drinking supplies, and other resources belonging to, managed by, held in trust by, appertaining to or otherwise controlled by the United States and any State or local government.

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(xv) In the event that there shall be a lien filed against the Property by the United States Environmental Protection Agency pursuant to and in accordance with the provisions of 42 U.S.C. §9607(1), as a result of the Administrator of the Hazardous Substance Superfund having expended monies from said fund to pay for Damages and Response Action Costs arising from an intentional or unintentional action of the Mortgagor, resulting in any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Substances or Hazardous Wastes into the navigable waters, the waters of the contiguous zone, or the ocean waters of which the natural resources are under the exclusive managing authority of the United States under the Magnuson Fishery Conservation and Management Act (16 U.S.C. §1801 et seq.), or any other surface water, ground water, drinking water supply, land surface of subsurface strata or ambient air within the United States or under the jurisdiction of the United States where damage resulted to the lands, waters, or natural resources of the United States, then the Mortgagor shall, within forty-five (45) days from the date that the Mortgagor is given notice that the lien has been placed against the Property, or within such shorter period of time in the event that the United States Government has commenced steps to cause the Property to be sold pursuant to the lien, either (a) pay the claim and remove the lien from the Property or (b) furnish (1) a bond satisfactory to First American Title Insurance Company and the Administrative Agent in an amount of the claim out of which the lien arises, (2) a cash deposit in the amount of the claim out of which the lien arises, or (3) other security reasonably satisfactory to the Administrative Agent in an amount sufficient to discharge the claim out of which the lien arises.
(xvi) The Mortgagor hereby represents and warrants that neither the Mortgagor nor the Property is in violation of or subject to any existing, pending or, to the best of Mortgagor's knowledge, threatened investigation or inquiry by any governmental authority pertaining to any Applicable Environmental Law.  The Mortgagor shall not cause or permit the Property to be in violation of, or do anything which would subject the Property to any remedial obligations under, any Applicable Environmental Law and the Mortgagor shall promptly notify the Administrative Agent, in writing, of any existing, pending or, to the best of Mortgagor's knowledge, threatened investigation or inquiry by any governmental authority in connection with any Applicable Environmental Law.
Section 2.2. Performance by Administrative Agent on Mortgagor's Behalf.  Mortgagor agrees that, if Mortgagor fails to perform any act or to take any action which under this Mortgage Mortgagor is required to perform or take, or to pay any money which under this Mortgage Mortgagor is required to pay, and such failure constitutes an Event of Default under this Mortgage, then Administrative Agent, in Mortgagor's name or its own name, may (but shall not be obligated to) perform or cause to be performed such act or take such action or pay such money, and any reasonable and documented expenses so incurred by Administrative Agent and any money so paid by Administrative Agent shall be a demand obligation owing by Mortgagor to Administrative Agent (which obligation Mortgagor hereby promises to pay), shall be a part of the Secured Indebtedness, and Administrative Agent, upon making such payment, shall be subrogated to all of the rights of the person, entity or body politic receiving such payment.  Administrative Agent and its designees shall have the right to enter upon the Property for any such purposes during normal business hours upon reasonable prior written notice prior to the occurrence of an Event of Default, and at any time from and after the occurrence and during the continuance of an Event of Default.  No such payment or performance by Administrative Agent shall waive or cure any default or waive any right, remedy or recourse of Administrative Agent.  Any such payment may be made by Administrative Agent in reliance on any statement, invoice or claim without inquiry into the validity or accuracy thereof.  Each amount due and owing by Mortgagor to Administrative Agent pursuant to this Mortgage shall bear interest, from the date such amount becomes due until paid, at the rate per annum provided in the Loan Agreement for interest on past due principal owed on the Loan, which interest shall be payable to Administrative Agent on demand; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the Secured Indebtedness.  The amount and nature of any expense by Administrative Agent hereunder and the time when paid shall be fully established by the certificate of Administrative Agent or any of Administrative Agent's officers or agents.

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Section 2.3. Absence of Obligations of Administrative Agent with Respect to Property.  Notwithstanding anything in this Mortgage to the contrary, including, without limitation, the definition of "Property" and/or the provisions of Article 3 hereof, (i) to the extent permitted by Applicable Law, the Property is composed of Mortgagor's rights, title and interests therein but not Mortgagor's obligations, duties or liabilities pertaining thereto, (ii) Administrative Agent neither assumes nor shall have any obligations, duties or liabilities in connection with any portion of the items described in the definition of "Property" herein, either prior to or after obtaining title to such Property, whether by foreclosure sale, the granting of a deed in lieu of foreclosure or otherwise, and (iii) Administrative Agent may, at any time prior to or after the acquisition of title to any portion of the Property as above described, advise any party in writing as to the extent of Administrative Agent's interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Property or matters related thereto.  Without limiting the generality of the foregoing, it is understood and agreed that Administrative Agent shall have no obligations, duties or liabilities prior to or after acquisition of title to any portion of the Property, as lessee under any lease or purchaser or seller under any contract or option unless Administrative Agent elects otherwise by written notification.
Section 2.4. Authorization to File Financing Statements; Power of Attorney.  Mortgagor hereby authorizes Administrative Agent at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by Applicable Law, required by Administrative Agent to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage.  For purposes of such filings, Mortgagor agrees to furnish any information reasonably requested by Administrative Agent promptly upon request by Administrative Agent.  Mortgagor also ratifies its authorization for Administrative Agent to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Mortgage.

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ARTICLE 3
Assignment of Rents and Leases
Section 3.1. Assignment.  Mortgagor hereby unconditionally, absolutely and presently sells, grants, transfers, releases, conveys and assigns to Administrative Agent all Rents (hereinafter defined) and all of Mortgagor's rights in and under all Leases (hereinafter defined).  This grant, transfer, assignment and conveyance of Leases gives Administrative Agent the present unconditional and absolute right and title to the Leases and Rents and to collect and receive the Rents.  So long as no Event of Default has occurred, Mortgagor shall have a limited revocable license (which license shall terminate automatically and without further notice upon the occurrence of an Event of Default hereunder), in the place and stead of Administrative Agent to collect, but not more than one (1) month in advance, the Rents under the Leases and, where applicable, subleases, such Rents to be held in trust for Administrative Agent and to otherwise deal with all Leases as permitted by this Mortgage.  Each month, provided no Event of Default has occurred, Mortgagor may retain such Rents as were collected that month and held in trust for Administrative Agent; provided, however, that all Rents collected by Mortgagor shall be applied solely to the ordinary and necessary expenses of owning and operating the Property or paid to Administrative Agent.  Upon the revocation of such license, all Rents shall be paid directly to Administrative Agent and not through Mortgagor, all without the necessity of any further action by Administrative Agent, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property or any action for the appointment of a receiver.  Mortgagor hereby authorizes and directs the tenants under the Leases to pay Rents to Administrative Agent upon the termination of Mortgagor's license to collect the Rents, without further consent of Mortgagor, without any obligation to determine whether an Event of Default has in fact occurred and regardless of whether Administrative Agent has taken possession of any portion of the Property, and the tenants may rely upon any written statement delivered by Mortgagor to the tenants.  Any such payment to Administrative Agent shall constitute payment to Mortgagor under the Leases, and Mortgagor hereby irrevocably appoints Administrative Agent as its attorney-in-fact to do all things, after the occurrence and during the continuance of an Event of Default, which Mortgagor might otherwise do with respect to the Property and the Leases thereon, including, without limitation, (i) collecting Rents with or without suit and applying the same, less expenses of collection, to any of the obligations secured hereunder or under the Loan

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 Documents or to expenses of operating and maintaining the Property (including reasonable reserves for anticipated expenses), at the option of the Administrative Agent, all in such manner as may be determined by Administrative Agent in its Permitted Discretion, or at the option of Administrative Agent, holding the same as security for the payment of the Secured Obligations, (ii) leasing, in the name of Mortgagor, the whole or any part of the Property which may become vacant, and (iii) employing agents therefor and paying such agents reasonable compensation for their services.  The curing of such Event of Default, unless other Events of Default also then exist, shall entitle Mortgagor to recover its aforesaid license to do any such things which Mortgagor might otherwise do with respect to the Property and the Leases thereon and to again collect such Rents.  The powers and rights granted in this paragraph shall be in addition to the other remedies herein provided for upon the occurrence and during the continuance of an Event of Default and may be exercised independently of or concurrently with any of said remedies.  Nothing in the foregoing shall be construed to impose any obligation upon Administrative Agent to exercise any power or right granted in this paragraph or to assume any liability under any Lease of any part of the Property and no liability shall attach to Administrative Agent for failure or inability to collect any Rents under any such Lease.  The assignment contained in this Section shall become null and void upon the release of this Mortgage.  As used herein:  (i) "Lease" means each existing or future lease, sublease (to the extent of Mortgagor's rights thereunder) or other agreement under the terms of which any Person has or acquires any right to occupy or use any part of or interest in the Property, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications, supplements and replacements of each such lease, sublease, agreement or guaranty (it being understood and agreed that there are no Leases in existence as of the date hereof); and (ii) "Rents" means all of the rents, revenue, income, profits and proceeds derived and to be derived from the Property or arising from the use of enjoyment of any portion thereof or from any Lease, including but not limited to liquidated damages following default under any such Lease, or payments applicable to a termination of a Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from damage to any part of the Property, all of Mortgagor's rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejections, under any applicable Debtor Relief Law, together with any sums of money that may now or at any time hereafter be or become due and payable to Mortgagor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas, mineral and mining leases covering the Property or any part thereof, and all proceeds and other amounts paid or owing to Mortgagor under or pursuant to any and all contracts and bonds relating to the construction or renovation of the Property.
Section 3.2. Covenants, Representations and Warranties Concerning Leases and Rents.  Mortgagor covenants, represents and warrants that: (a) Mortgagor has good title to, and is the owner of the entire landlord's interest in, the Leases and Rents hereby assigned and authority to assign them subject only to Permitted Liens; (b) all Leases are valid and enforceable, and in full force and effect, and

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 are unmodified except as stated therein; (c) neither Mortgagor nor, to Mortgagor's knowledge, any tenant in the Property is in default under its Lease (and no event has occurred which with the passage of time or notice or both would result in a default under its Lease) or is the subject of any bankruptcy, insolvency or similar proceeding; (d) unless otherwise stated in a Permitted Lien, no Rents or Leases have been or will be assigned, mortgaged, pledged or otherwise encumbered and no other person has or will acquire any right, title or interest in such Rents or Leases; (e) no Rents have been waived, released, discounted, set off or compromised; (f) except as stated in the Leases, Mortgagor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents; (g) Mortgagor shall perform all of its obligations under the Leases and enforce the tenants' obligations under the Leases to the extent enforcement is prudent under the circumstances; (h) Mortgagor will not without the prior written consent of Administrative Agent, enter into any Lease after the date hereof, or waive, release, discount, set off, compromise, reduce or defer any Rent, receive or collect Rents more than one (1) month in advance, grant any rent‑free period to any tenant, reduce any Lease term or waive, release or otherwise modify any other material obligation under any Lease, renew or extend any Lease except in accordance with a right of the tenant thereto in such Lease, approve or consent to an assignment of a Lease or a subletting of any part of the premises covered by a Lease, or settle or compromise any claim against a tenant under a Lease in bankruptcy or otherwise; (i) Mortgagor will not, without the prior written consent of Administrative Agent, terminate or consent to the cancellation or surrender of any Lease having an unexpired term of one (1) year or more; (j) Mortgagor will not execute any Lease except in the ordinary course of business and otherwise in accordance with the Loan Documents and for actual occupancy by the tenant thereunder; (k) Mortgagor shall give prompt notice to Administrative Agent, as soon as Mortgagor first obtains notice, of any claim, or the commencement of any action, by any tenant or subtenant under or with respect to a Lease regarding any claimed damage, default, diminution of or offset against Rent, cancellation of the Lease, or constructive eviction, excluding, however, notices of default under residential Leases, and Mortgagor shall defend, at Mortgagor's expense, any proceeding pertaining to any Lease, including, if Administrative Agent so requests, any such proceeding to which Administrative Agent is a party; (l) Mortgagor shall as often as requested by Administrative Agent, within fifteen (15) days of each request, deliver to Administrative Agent a complete rent roll of the Property in such detail as Administrative Agent may require and financial statements of the tenants, subtenants and guarantors under the Leases to the extent available to Mortgagor, and deliver to such of the tenants and others obligated under the Leases specified by Administrative Agent written notice of the assignment in Section 3.1 hereof in form and content satisfactory to Administrative Agent; and (m) promptly upon request by Administrative Agent, Mortgagor shall deliver to Administrative Agent executed originals of all Leases and copies of all records relating thereto.
Section 3.3. No Liability of Administrative Agent.  Administrative Agent's acceptance of this assignment shall not be deemed to constitute Administrative Agent a "Administrative Agent in possession," nor obligate Administrative Agent to appear in or defend any proceeding relating to any Lease or to the Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under any Lease, or assume any obligation for any deposit delivered to Mortgagor by any tenant and not as such delivered to and accepted by Administrative Agent.  Administrative Agent shall not be liable for any injury or damage to Person or property in or about the Property, or for Administrative Agent's failure to collect or to exercise diligence in collecting Rents, but shall be accountable only for Rents that it shall actually receive.  Neither the assignment of Leases and Rents nor enforcement of Administrative Agent's rights regarding Leases and Rents (including collection of Rents) nor possession of the Property by Administrative Agent nor Administrative Agent's consent to or approval of any Lease (nor all of the same), shall render Administrative Agent liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option except to the extent that Administrative Agent has entered into a separate non-disturbance, subordination and attornment agreement with any lessee of the Property.  If Administrative Agent seeks or obtains any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall same constitute an election of judicial relief for any foreclosure or any other purpose.  Administrative Agent neither has nor assumes any obligations as lessor or landlord with respect to any Lease.  The rights of Administrative Agent under this Article 3 shall be cumulative of all other rights of Administrative Agent under the Loan Documents or otherwise.

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Section 3.4. Unilateral Subordination and Merger.  There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Property without the prior written consent of Administrative Agent.  Administrative Agent may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Mortgage to any Lease, without joinder or consent of, or notice to, Mortgagor, any tenant or any other Person, and notice is hereby given to each tenant under a Lease of such right to subordinate. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder.  Nothing herein shall be construed as subordinating this Mortgage to any Lease.
ARTICLE 4
Event of Default
Section 4.1. Events of Default.  The occurrence of any one of the following shall be a default under this Mortgage ("Event of Default"):
(a) Nonperformance of Covenants.  Any covenant, agreement or condition in this Mortgage (other than covenants otherwise addressed in another paragraph of this Section) is not fully and timely performed, observed or kept, and such failure is not cured within the applicable notice and cure period (if any) provided for in this Mortgage.
(b) Event of Default under the Loan Documents.  The occurrence of an Event of Default under (and as defined in) the Loan Agreement or a default or event of default (however defined in) any other Loan Document (after giving effect to any notice or cure periods provided therein, if any).

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Section 4.2. Notice and Cure.  If any provision of this Mortgage or any other Loan Document provides for Administrative Agent to give to Mortgagor any notice regarding a default or incipient default, then if Administrative Agent shall fail to give such notice to Mortgagor as provided, the sole and exclusive remedy of Mortgagor for such failure shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Loan and the Secured Indebtedness postponed or revoked and foreclosure proceedings in connection therewith delayed or terminated pending or upon the curing of such default in the manner and during the period of time permitted by such agreement, if any, and Mortgagor shall have no right to damages or any other type of relief not herein specifically set out against Administrative Agent, all of which damages or other relief are hereby waived by Mortgagor.  Nothing herein or in any other Loan Document shall operate or be construed to add on or make cumulative any cure or grace periods specified in any of the Loan Documents.
ARTICLE 5
Remedies
Section 5.1. Certain Remedies.  If an Event of Default shall occur and be continuing, Administrative Agent may (but shall have no obligation to) exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute):
(a) Acceleration; Termination.  Administrative Agent may at any time and from time to time declare any or all of the Secured Indebtedness immediately due and payable.  Upon any such declaration, such Secured Indebtedness shall, thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Mortgagor.
(b) Enforcement of Assignment of Rents.  In addition to the rights of Administrative Agent under Article 3 hereof, prior or subsequent to taking possession of any portion of the Property or taking any action with respect to such possession, Administrative Agent may: (1) collect and/or sue for the Rents in Administrative Agent's own name, give receipts and releases therefor, and after deducting all reasonable and documented expenses of collection, including reasonable and documented attorney's fees and expenses, apply the net proceeds thereof to the Secured Indebtedness in such manner and order as Administrative Agent may elect and/or to the operation and management of the Property, including the payment of reasonable and documented management, brokerage and attorney's fees and expenses; and (2) require Mortgagor to transfer all security deposits and records thereof to Administrative Agent together with original counterparts of the Leases.
(c) Foreclosure.  Administrative Agent shall have the right, in one or several concurrent or consecutive proceedings, to foreclose the lien hereof upon the Property or any part thereof, for the Secured Indebtedness, or any part thereof, by any proceedings appropriate under applicable law.  Administrative Agent or its nominee may bid and become the purchaser of all or any part of the Property at any foreclosure or other sale hereunder, and the amount of Lender's successful bid shall be credited on the Secured Indebtedness.  Without limiting the foregoing, Administrative Agent may proceed by a suit or suits in law or equity, whether for specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure under the judgment or decree of any court of competent jurisdiction.  Notwithstanding any statute or rule of law to the contrary, the failure to join any tenant or tenants of the Property as party defendant or defendants in any foreclosure action or the failure of any such order or judgment to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect (i) the Secured Indebtedness, or any part thereof or (ii) any deficiency remaining unpaid after foreclosure and sale of the Property.

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(d) Uniform Commercial Code.  Without limitation of Administrative Agent's rights of enforcement with respect to the Collateral or any part thereof in accordance with the procedures for foreclosure of real estate, Administrative Agent may exercise its rights of enforcement with respect to the Collateral or any part thereof under the UCC, as in effect from time to time (or under the Uniform Commercial Code in force, from time to time, in any other state to the extent the same is applicable law) and in conjunction with, in addition to or in substitution for those rights and remedies: (1)  Administrative Agent may enter upon Mortgagor's premises to take possession of, assemble and collect the Collateral or, to the extent and for those items of the Collateral permitted under applicable law, to render it unusable; (2) Administrative Agent may require Mortgagor to assemble the Collateral and make it available at a place Administrative Agent designates which is mutually convenient to allow Administrative Agent to take possession or dispose of the Collateral; (3) written notice mailed to Mortgagor as provided herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; provided that, if Administrative Agent fails to comply with this clause (3) in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC, as in effect from time to time (or under the Uniform Commercial Code, in force from time to time, in any other state to the extent the same is applicable law); (4) any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Property under power of sale as provided in paragraph (c) above in this Section 5.1; (5) in the event of a foreclosure sale, whether made by Administrative Agent under the terms hereof, or under judgment of a court, the Collateral and the other Property may, at the option of Administrative Agent, be sold as a whole; (6) it shall not be necessary that Administrative Agent take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; (7) with respect to application of proceeds from disposition of the Collateral under Section 5.2 hereof, the costs and expenses incident to disposition shall include the reasonable and documented expenses of retaking, holding,

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 preparing for sale or lease, selling, leasing and the like and the reasonable and documented attorneys' fees and legal expenses (including, without limitation, the allocated costs for in-house legal services) incurred by Administrative Agent; (8) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Secured Indebtedness or as to the occurrence of any Event of Default, or as to Administrative Agent having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Administrative Agent, shall be taken as prima facie evidence of the truth of the facts so stated and recited; (9) Administrative Agent may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Administrative Agent, including the sending of notices and the conduct of the sale, but in the name and on behalf of Administrative Agent; (10) Administrative Agent may comply with any applicable state or federal law or regulatory requirements in connection with a disposition of the Collateral, and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral; (11) Administrative Agent may sell the Collateral without giving any warranties as to the Collateral, and specifically disclaim all warranties including, without limitation, warranties relating to title, possession, quiet enjoyment and the like, and all warranties of quality, merchantability and fitness for a specific purpose, and this procedure will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral; (12) Mortgagor acknowledges that a private sale of the Collateral may result in less proceeds than a public sale; and (13) Mortgagor acknowledges that the Collateral may be sold at a loss to Mortgagor, and that, in such event, subject to applicable law, Administrative Agent shall have no liability or responsibility to Mortgagor for such loss.
(e) Lawsuits.  Administrative Agent may, to the fullest extent permitted by applicable law, proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Property under the judgment or decree of any court or courts of competent jurisdiction.
(f) Entry on Property.  Administrative Agent is authorized, prior or subsequent to the institution of any foreclosure proceedings, to the fullest extent permitted by applicable law, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics relating thereto, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection or preservation of the Property.  Administrative Agent shall not be deemed to have taken possession of the Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose.  All reasonable and documented costs, expenses and liabilities of every character incurred by Administrative Agent in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation of Mortgagor (which obligation Mortgagor hereby promises to pay) to Administrative Agent pursuant to this Mortgage.  If necessary to obtain the possession provided for above, Administrative Agent may invoke any and all legal remedies to dispossess Mortgagor.  In connection with any action taken by Administrative Agent pursuant to this Section, Administrative Agent shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Property or any part thereof, or from any act or omission of Administrative Agent in managing the Property unless such loss is caused by the gross negligence, willful misconduct or bad faith of Administrative Agent, nor shall Administrative Agent be obligated to perform or discharge any obligation, duty or liability of Mortgagor arising under any lease or other agreement relating to the Property or arising under any Permitted Encumbrance or otherwise arising.  Mortgagor hereby assents to, ratifies and confirms any and all lawful actions of Administrative Agent with respect to the Property taken under this Section.

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(g) Receiver.  Administrative Agent shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Property whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the Secured Indebtedness, and Mortgagor does hereby irrevocably consent to the appointment of such receiver or receivers, waives notice of such appointment, of any request therefor or hearing in connection therewith, and any and all defenses to such appointment, agrees not to oppose any application therefor by Administrative Agent, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Administrative Agent to application of Rents as provided in this Mortgage.  Nothing herein is to be construed to deprive Administrative Agent of any other right, remedy or privilege it may have under the law to have a receiver appointed.  Any money advanced by Administrative Agent in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby promises to pay) owing by Mortgagor to Administrative Agent pursuant to this Mortgage.
(h) Powers of Administrative Agent.  Administrative Agent may, either directly or through an agent or court-appointed receiver, and without regard to the adequacy of any security for the Secured Indebtedness:
(i) enter, take possession of, manage, operate, protect, preserve and maintain, and exercise any other rights of an owner of, the Property, and use any other properties or facilities of Mortgagor relating to the Property, all without payment of rent or other compensation to Mortgagor;
(ii) enter into such contracts and take such other action as Administrative Agent deems appropriate to complete all or any part of the Improvements or any other construction on the Land, subject to such modifications and other changes in the Improvements or the plan of development as Administrative Agent may deem appropriate;

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(iii) make, cancel, enforce or modify leases, obtain and evict tenants, fix or modify Rents and, in its own name or in the name of Mortgagor, otherwise conduct any business of Mortgagor in relation to the Property and deal with Mortgagor's creditors, debtors, tenants, agents and employees and any other persons having any relationship with Mortgagor in relation to the Property, and amend any contracts between them, in any manner Administrative Agent may determine in its commercially reasonable judgment;
(iv) either with or without taking possession of the Property, notify obligors on any contracts that all payments and other performance are to be made and rendered directly and exclusively to Administrative Agent, and in its own name supplement, modify, amend, renew, extend, accelerate, accept partial payments or performance on, make allowances and adjustments and issue credits with respect to, give approvals, waivers and consents under, release, settle, compromise, compound, sue for, collect or otherwise liquidate, enforce or deal with any contracts or other rights, including collection of amounts past due and unpaid (Mortgagor agreeing not to take any such action, with respect to any obligation in excess of $5,000,  during the continuation of an Event of Default without prior written authorization from Administrative Agent);
(v) endorse, in the name of Mortgagor, all checks, drafts and other evidences of payment relating to the Property, and receive, open and dispose of all mail addressed to Mortgagor and notify the postal authorities to change the address for delivery of such mail to such address as Administrative Agent may designate; and
take such other action as Administrative Agent deems appropriate to protect the security of this Mortgage.
(i) Termination of Commitment to Lend.  To the extent provided under the Loan Agreement, Administrative Agent may terminate any commitment or obligation to lend or disburse funds under any Loan Document or enter into any other credit arrangement to or for the benefit of Mortgagor.
(j) Intentionally Deleted.
(k) Other Rights and Remedies.   Administrative Agent may exercise any and all other rights and remedies which Administrative Agent may have under the Loan Documents, or at law or in equity or otherwise.
Section 5.2. Proceeds of Foreclosure.  The proceeds held by Administrative Agent or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied in accordance with the requirements of applicable Laws and to the extent consistent therewith as follows:  (i) FIRST, to the payment of all necessary reasonable and documented costs and

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 expenses incident to such foreclosure sale, including but not limited to all reasonable and documented attorneys' fees and legal expenses, advertising costs, auctioneer's fees, costs of title rundowns and lien searches, inspection fees, appraisal costs, fees for professional services, environmental assessment and remediation fees,  all court costs and charges of every character and to the payment of the other Secured Indebtedness, including specifically without limitation the principal, accrued interest and reasonable and documented attorneys' fees due and unpaid on the Loan and the amounts due and unpaid and owed to Administrative Agent under this Mortgage the order and manner of application to the items in this clause (all with interest at the rate per annum provided in the Loan Agreement all in Administrative Agent's sole discretion; and (ii) SECOND, the remainder, if any, shall be paid to Mortgagor, or to Mortgagor's successors or assigns, or such other persons (including the Administrative Agent or beneficiary of any inferior lien) as may be entitled thereto by law; provided, however, that if Administrative Agent is uncertain which person or persons are so entitled, Administrative Agent may interplead such remainder in any court of competent jurisdiction, and the amount of any attorneys' fees, court costs and expenses incurred in such action shall be a part of the Secured Indebtedness and shall be reimbursable (without limitation) from such remainder.
Section 5.3. Administrative Agent as Purchaser.  Administrative Agent or any Lender Party shall have the right to become the purchaser at any sale held by Administrative Agent or substitute or successor or by any receiver or public officer or at any public sale, and Administrative Agent or any Lender Party shall have the right to credit upon the amount of Administrative Agent's or such Lender Party's successful bid, to the extent necessary to satisfy such bid, all or any part of the Secured Indebtedness in such manner and order as Administrative Agent or such Lender Party may elect.
Section 5.4. Foreclosure as to Matured Debt.  Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right to proceed with foreclosure (judicial or nonjudicial) of the liens and security interests hereunder without declaring the entire Secured Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Secured Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Secured Indebtedness, but as to such unmatured part this Mortgage shall remain in full force and effect just as though no sale had been made.  The proceeds of such sale shall be applied as provided in Section 5.2 hereof except that the amount paid under clause FIRST thereof shall be only the matured portion of the Secured Indebtedness and any proceeds of such sale in excess of those provided for in clause FIRST (modified as provided above) shall be applied to the prepayment (without penalty) of any other Secured Indebtedness in such manner and order and to such extent as Administrative Agent deems advisable, and the remainder, if any, shall be applied as provided in clause SECOND of Section 5.2 hereof.  Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Indebtedness.
Section 5.5. Remedies Cumulative.  All rights and remedies provided for herein and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and Administrative Agent shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail themselves of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection and enforcement of the Secured Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and by the Loan Documents.  The resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate right or rights or remedy or remedies.

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Section 5.6. Discretion as to Security.  Administrative Agent may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Administrative Agent in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.
Section 5.7. Mortgagor's Waiver of Certain Rights.  To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshalling of forbearance, and Mortgagor, for Mortgagor, Mortgagor's heirs, devisees, representatives, successors and assigns, and for any and all Persons ever claiming any interest in the Property, to the extent permitted by Applicable Law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Secured Indebtedness and all rights to a marshaling of assets of Mortgagor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created.  To the extent permitted by Applicable Law, Mortgagor shall not have or assert any right under any Applicable Law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right of Administrative Agent under the terms of this Mortgage to a sale of the Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the right of Administrative Agent under the terms of this Mortgage to the payment of the Secured Indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever.  To the extent permitted by applicable law, Mortgagor waives any right or remedy which Mortgagor may have or be able to assert pursuant to the UCC, or any other provision of Applicable Law, pertaining to the rights and remedies of sureties.  If any Law referred to in this Section and now in force, of which Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns or any other Persons claiming any interest in the Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such Law shall not thereafter be deemed to preclude the application of this Section.
Section 5.8. Delivery of Possession After Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor's successors as owners of the Property are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of purchaser, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will.  After such foreclosure, any leases to tenants or subtenants that are subject to this Mortgage (either by their date, their express terms, or by agreement of the tenant or subtenant) shall, at the sole option of Administrative Agent or any purchaser at such sale, but subject to any express agreement between Administrative Agent and such tenant or subtenant, either (i) continue in full force and effect, and the tenant(s) or subtenant(s) thereunder will, upon request, attorn to and acknowledge in writing to the purchaser or purchasers at such sale or sales as landlord thereunder, or (ii) upon notice to such effect from Administrative Agent or any purchaser or purchasers, terminate within thirty (30) days from the date of sale.  In the event the tenant fails to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Property (such as an action for forcible detainer) in any court having jurisdiction.

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ARTICLE 6
Miscellaneous
Section 6.1. Scope of Mortgage.  This Mortgage is a mortgage of both real and personal property, a security agreement, an assignment of rents and leases, a financing statement and fixture filing and a collateral assignment, and also covers proceeds and fixtures.
Section 6.2. Effective as a Financing Statement and Fixture Filing.  This Mortgage covers goods which are or are to become fixtures.  This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures now or hereafter included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including said fixtures) is situated.  This Mortgage shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts and general intangibles under the UCC, as amended, and similar provisions (if any) of the Uniform Commercial Code as enacted in any other state where the Property is situated which will be financed at the wellhead or minehead of the wells or mines located on the Property and is to be filed for record in the real estate records of each county where any part of the Property is situated.  This Mortgage shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office.  The owner of the Property is Mortgagor.  The mailing address of Mortgagor is the address of Mortgagor set forth at the beginning of this Mortgage and the address of Administrative Agent from which information concerning the security interests hereunder may be obtained is the address of Administrative Agent set forth at the beginning of this Mortgage.  Mortgagor is a corporation organized under the laws of the state of Delaware and Mortgagor's Organizational Identification Number is 2178484.  A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section.

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Section 6.3. Notice to Account Debtors.  Subject to the terms set forth in the Loan Agreement, in addition to the rights granted elsewhere in this Mortgage, Administrative Agent may at any time notify the account debtors or obligors of any accounts, chattel paper, general intangibles, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Administrative Agent directly.
Section 6.4. Waiver by Administrative Agent.  Administrative Agent may at any time and from time to time by a specific writing intended for the purpose: (a) waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing; (b) consent to Mortgagor's doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor's failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Property or any interest therein from the lien and security interest of this Mortgage; or (d) release any party liable, either directly or indirectly, for the Secured Indebtedness or for any covenant herein or in any other Loan Document, without impairing or releasing the liability of any other party.  No such act shall in any way affect the rights or powers of Administrative Agent hereunder except to the extent specifically agreed to by Administrative Agent in such writing.
Section 6.5. No Impairment of Security.  The lien, security interest and other security rights of Administrative Agent hereunder or under any other Loan Document shall not be impaired (except to the extent expressly stated therein) by any indulgence, moratorium or release granted by Administrative Agent including, but not limited to, any renewal, extension or modification which Administrative Agent may grant with respect to any Secured Indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Administrative Agent may grant in respect of the Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness.  The taking of additional security by Administrative Agent shall not release or impair the lien, security interest or other security rights of Administrative Agent hereunder or affect the liability of Mortgagor or of any endorser, guarantor or surety, or improve the right of any junior lienholder in the Property (without implying hereby Administrative Agent's consent to any junior lien).
Section 6.6. Acts Not Constituting Waiver by Administrative Agent.  Administrative Agent may waive any Default or Event of Default without waiving any other prior or subsequent Default or Event of Default.  Administrative Agent may remedy any Default or Event of Default without waiving the Default or Event of Default remedied.  Neither failure by Administrative Agent to exercise, nor delay by Administrative Agent in exercising, nor discontinuance of the exercise of any right, power or remedy (including but not limited to the right to accelerate the maturity of the Secured Indebtedness or any part thereof) upon or after any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise by Administrative Agent of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified.  No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances.  Remittances in payment of any part of the Secured Indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.  Acceptance by Administrative Agent of any payment in an amount less than the amount then due on any Secured Indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder notwithstanding any notation on or accompanying such partial payment to the contrary.

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Section 6.7. Mortgagor's Successors.  If the ownership of the Property or any part thereof becomes vested in a person other than Mortgagor, Administrative Agent may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and to the Secured Indebtedness in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor's liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby.  No transfer of the Property, no forbearance on the part of Administrative Agent, and no extension of the time for the payment of the Secured Indebtedness given by Administrative Agent shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder for the payment of the Secured Indebtedness.  Mortgagor agrees that it shall be bound by any modification of this Mortgage or any of the other Loan Documents made by Administrative Agent and any subsequent owner of the Property, with or without notice to such Mortgagor, and no such modifications shall impair the obligations of such Mortgagor under this Mortgage or any other Loan Document. Nothing in this Section or elsewhere in this Mortgage shall be construed to imply Administrative Agent's consent to any transfer of the Property.
Section 6.8. Place of Payment; Forum; Waiver of Jury Trial.  All Secured Indebtedness which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the Loan Agreement (or if no such designation is made, at the address of Administrative Agent indicated at the end of this Mortgage).  Mortgagor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non‑exclusive jurisdiction of any state court, or any United States federal court, sitting in New York County, Rockland County or Westchester County, New York, and to the non‑exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Mortgage or the Secured Indebtedness.  Mortgagor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Mortgagor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Mortgagor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court in which the Property is located, or any United States federal court, sitting in the state in which the Secured Indebtedness is payable may be made by certified or registered mail, return receipt requested, directed to Mortgagor at its address stated at the end of this Mortgage, or at a subsequent address of Mortgagor of which Administrative Agent received actual notice from Mortgagor in accordance with this Mortgage, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by law or limit the right of Administrative Agent to bring proceedings against Mortgagor in any other court or jurisdiction.  TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR, ADMINISTRATIVE AGENT AND THE LENDER PARTIES EACH WAIVE THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT.

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Section 6.9. Subrogation to Existing Liens; Vendor's/Purchase Money Lien. To the extent that proceeds of the Loan are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Administrative Agent at Mortgagor's request, and Administrative Agent shall be subrogated to any and all rights, security interests and liens owned by any owner or Administrative Agent of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Secured Indebtedness, but the terms and provisions of this Mortgage shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Administrative Agent is subrogated hereunder.  It is expressly understood that, in consideration of the payment of such indebtedness by Administrative Agent, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness.  If all or any portion of the proceeds of the Loan or of any other Secured Indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor's or purchase money lien is waived.  Administrative Agent shall have, and is hereby granted, a vendor's or purchase money lien on the Property as cumulative additional security for the Secured Indebtedness.  Administrative Agent may foreclose under this Mortgage or under the vendor's or purchase money lien without waiving the other or may foreclose under both.

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Section 6.10. Application of Payments to Certain Indebtedness.  If any part of the Secured Indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such Secured Indebtedness, then all payments made shall be applied on said Secured Indebtedness first in discharge of that portion thereof which is not secured by this Mortgage.
Section 6.11. Compliance with Usury Laws.  It is the intent of Mortgagor and Administrative Agent and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements between Administrative Agent and Mortgagor (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of Section 3.6 of the Loan Agreement.
Section 6.12. Release.
(a) Release from Mortgage.  If all of the Secured Indebtedness (other than contingent indemnification obligations) are paid in full and all other obligations under the Loan Documents, if any, of Administrative Agent and the Lender Parties for further advances have been terminated, then, and in that event only, all rights under this Mortgage shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the release hereof) and the Property shall become wholly clear of the Liens evidenced hereby, and the Property shall be released by Administrative Agent in due form at Mortgagor's cost.  Without limitation, all provisions herein for indemnity of Administrative Agent shall survive discharge of the Secured Indebtedness and any foreclosure, release or termination of this Mortgage.
(b) Partial Release; No Release in Default.  Administrative Agent may, regardless of consideration, cause the release of any part of the Property from the lien of this Mortgage without in any manner affecting or impairing the lien or priority of this Mortgage as to the remainder of the Property.  No partial release shall be sought, requested or required if an Event of Default has occurred which has not been cured.
(c) Release Fee.  Mortgagor agrees to pay reasonable and documented fees, not to exceed the maximum amounts legally permitted, for Administrative Agent's rendering of services in connection with each partial or complete release of the Property from the lien of this Mortgage.
Section 6.13. Notices.  Except to the extent otherwise required by applicable law, all such notices, demands, requests, consents and other communications shall be deemed sufficiently given or furnished if delivered in accordance with the terms of the Loan Agreement.
Section 6.14. Invalidity of Certain Provisions.  A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

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Section 6.15. Gender; Titles; Construction.  Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.  Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions.  The use of the words "herein," "hereof," "hereunder" and other similar compounds of the word "here" shall refer to this entire Mortgage and not to any particular Article, Section, paragraph or provision.  The term "person" and words importing persons as used in this Mortgage shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.
Section 6.16. Reporting Compliance.  Mortgagor agrees to comply with any and all reporting requirements imposed upon Mortgagor, Mortgagor's affiliates with respect to the transaction evidenced by the Loan Documents and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including but not limited to The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Administrative Agent to furnish Administrative Agent with evidence of such compliance.
Section 6.17. Section 6.17.  Mortgagor.  The obligations of Mortgagor hereunder shall be joint and several.  If any Mortgagor, or any signatory who signs on behalf of any Mortgagor, is a corporation, partnership or other legal entity, Mortgagor and any such signatory, and the person or persons signing for it, represent and warrant to Administrative Agent that this instrument is executed, acknowledged and delivered by Mortgagor's duly authorized representatives. If Mortgagor is an individual, no power of attorney granted by Mortgagor herein shall terminate on Mortgagor's disability.
Section 6.18. Execution; Recording.  This Mortgage may be executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument.  The date or dates reflected in the acknowledgments hereto indicate the date or dates of actual execution of this Mortgage, but such execution is as of the date shown on the first page hereof, and for purposes of identification and reference the date of this Mortgage shall be deemed to be the date reflected on the first page hereof.  Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re‑recorded and refiled in such manner and in such places as Administrative Agent shall reasonably request and will pay all such recording, filing, re‑recording and refiling taxes, mortgage registry tax, fees and other charges.

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Section 6.19. Successors and Assigns.  The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Administrative Agent and shall constitute covenants running with the Land.  All references in this Mortgage to Mortgagor shall be deemed to include all such successors and assigns of Mortgagor.
Section 6.20. No Partnership, Etc..  The relationship between Administrative Agent and Mortgagor is solely that of lender and borrower.  Administrative Agent has no fiduciary or other special relationship with Mortgagor.  Nothing contained in the Loan Documents is intended to create any partnership, joint venture, association or special relationship between Mortgagor and Administrative Agent or in any way make Administrative Agent a co‑principal with Mortgagor with reference to the Property.  All agreed contractual duties between or among Administrative Agent and Mortgagor are set forth herein and in the other Loan Documents and any additional implied covenants or duties are hereby disclaimed.  Any inferences to the contrary of any of the foregoing are hereby expressly negated.
Section 6.21. Applicable Law.  THIS MORTGAGE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND PURSUANT TO THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.
Section 6.22. No Merger of Estates.  So long as any part of the Secured Indebtedness remain unpaid and unperformed or undischarged, the fee and leasehold estates to the Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Administrative Agent, any lessee, or any third party purchaser or otherwise.
Section 6.24. Administrative Agent's Consent.  Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Administrative Agent is required or requested, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the Permitted Discretion of Administrative Agent, and (b) no approval or consent of Administrative Agent shall be deemed to have been given except by a specific writing intended for the purpose and executed by an authorized representative of Administrative Agent.
Section 6.25. Entire Agreement.  The Loan Documents constitute the entire understanding and agreement between Mortgagor and Administrative Agent with respect to the transactions arising in connection with the Secured Indebtedness and supersede all prior written or oral understandings and agreements between Mortgagor and Administrative Agent with respect to the matters addressed in the Loan Documents.  Mortgagor hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Administrative Agent to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

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Section 6.26. Future Advances.  This Mortgage shall secure the payment of any additional amounts advanced, from time to time, by Lender Parties to Borrower under the Loan Agreement or other Loan Documents.  The maximum amount of unpaid loan indebtedness secured hereby shall be $17,000,000.00, exclusive of interest thereon, unpaid balances of advance made with respect to the Property for the payment of taxes, assessments, insurance premiums, costs incurred for the protection of the Property and other costs which the Administrative Agent is authorized by this Mortgage, the Loan Agreement or any other Loan Document to pay on Administrative Agent's behalf, all of which shall be secured by this Mortgage.
Section 6.27. Certain Matters Relating to Property Located in the State of New Jersey.  With respect to the Property which is located in the State of New Jersey, notwithstanding anything contained to the contrary:
(a) THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A TRUE COPY OF THIS MORTGAGE WITHOUT CHARGE.
(b) THIS IS A FIRST MORTGAGE
(c) Mortgagor, Administrative Agent and Lenders may agree to change the interest rate, maturity date, or terms of this Mortgage or the Loan Agreement.  Any such agreement shall be in writing, duly executed by both Mortgagor and Administrative Agent.  In the event that any such agreement shall occur, it shall, to the extent provided by law, be deemed a "modification" as defined in N.J.S.A. 46:9-8.1 et seq., and this Mortgage shall be subject to, and Administrative Agent shall be the beneficiary of, the mortgage lien priority provisions of such statute.
Section 6.28. Intentionally Deleted.
Section 6.29. Waivers.  Mortgagor hereby waives all rights of statutory redemption of the Property and all rights of appraisement of the Property.
THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Mortgagor has executed this instrument as of the date first written on page 1 hereof.
MORTGAGOR:
BLONDER TONGUE LABORATORIES, INC., a Delaware Corporation By: ______________________________ Name: ______________________________ Title: ______________________________

STATE OF ____________               :
: ss.
COUNTY OF __________               :

BE IT REMEMBERED, that on this ____ day of __________, 2016, before me the subscriber, an officer duly authorized to take acknowledgments for use in the State of _______________, personally appeared ________________________ who I am satisfied is the person who executed the within Instrument as the _____________ of ________________, a ____________________, the ___________ of ___________________, a ____________________, the Mortgagor named therein, and I having first made known to him the contents thereof, he did thereupon acknowledge that said Instrument made by said Mortgagor is his voluntary act and deed and delivered by him as said ______________ of said Mortgagor and is the voluntary act and deed of said Mortgagor, made by virtue of authority from said Mortgagor's _________________ for the uses and purposes therein expressed.

_________________________________

The undersigned hereby certifies that the correct address of the within named Administrative Agent is:
8401 North Central Expressway, Suite 600
Dallas, Texas 75225

On behalf of the Administrative Agent:
STERLING NATIONAL BANK

By: _________________________________
Name: _______________________________
Title: ________________________________

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EXHIBIT A
Real property in the City of Old Bridge, County of Middlesex, State of New Jersey, described as follows:
ALL THAT CERTAIN lot, piece or parcel of land, situate, lying and being in the Township of Old Bridge, County of Middlesex, State of New Jersey:

BEGINNING at a point in the Easterly line of Jake Brown Road, variable width, distant 346.37 feet on a course bearing North 06 degrees 50 minutes 00 seconds East, from the intersection of the said line of Jake Brown Road extended Southerly with the Northerly line of Patio Greens Drive, extended Westerly, and running; thence

1. North 06 degrees 50 minutes 00 second East, 32.39 feet along the Easterly line of Jake Brown Road, as shown on a plat entitled Final Map Section 2 Patio Greens dated 9/5/84, filed with the Middlesex County Clerk on 8/20/85 as Map No. 4886, File No. 972, to a point of curvature; thence

2. Northeasterly, continuing along the easterly line of Jake Brown Road, along a curve to the left, having a radius of 1,000.00 feet, an arc distance of 76.55 feet, a delta angle of 04 degrees 23 minutes 10 seconds, a chord distance of 76.53 feet and a chord bearing of North 04 degrees 38 minutes 25 seconds East to a ½" steel pin with plastic identification cap set to a point of tangency; thence

3. North 02 degrees 26 minutes 52 seconds East, 541.66 feet along the Easterly line of Jake Brown Road to a point of curvature, being the beginning of the second course in Deed Book 2669, Page 827; thence

4. Northeasterly, continuing along the said easterly line of Jake Brown Road, along a curve to the right, having a radius of 50.00 feet, an arc distance of 78.54 feet, a delta angle of 90 degrees 00 minutes 00 seconds, a chord distance of 70.71 feet and a chord bearing of North 47 degrees 26 minutes 50 seconds East to a masonry nail with metal disk set at a point of tangency; thence;

5. South 87 degrees 33 minutes 10 seconds East, 792.91 feet along the Southerly line of Jake Brown Road to a point of curvature; thence

6. Northeasterly, continuing along the southerly line of Jake Brown Road, along a curve to the left, having a radius of 200.00 feet, an arc distance of 210.90 feet, a delta angle of 60 degrees 25 minutes 10 seconds, a chord distance of 201.27 feet and a chord bearing of North 62 degrees 14 minutes 15 seconds East to a ½" steel pin with plastic identification cap set at a point of tangency; thence,

7. North 32 degrees 01 minutes 40 seconds East, 244.08 feet to a point in the Easterly line of the present Jake Brown Road and the old Jake Brown Road, being the terminus of the 6th course in Deed Book 2660, Page 86; thence

8. South 53 degrees 58 minutes 40 seconds East, 396.74 feet along the line of Lot 9 to a point; thence

9. South 44 degrees 50 minutes 00 seconds West, 189.49 feet along the line of Lot 1 in Block 9002 as shown on a plat entitled Final Map Section 3 Patio Greens dated 3/31/82, filed in the Middlesex County Clerk's Office on 4/19/84 as Map No. 4690, File No. 970; thence

10. South 43 degrees 03 minutes 07 seconds West, 849.65 feet to a point, said point being 9.25 feet Easterly of the point of beginning in the Deed Book 3289, Page 68 and 9.25 feet Westerly of the terminus of the 3rd course in Deed Book 3289, Page 68, Tract 2; thence

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11. North 88 degrees 14 minutes 26 seconds West, 792.62 feet to a point, being the point and place of beginning.

NOTE: FOR INFORMATION ONLY: Being Lot(s) 8, Block(s) 9000; Tax Map of the Township of Old Bridge, County of Middlesex, State of New Jersey.

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